Exhibit 99.1


                   Kerr-McGee Schedules Interim Second-Quarter
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                            Conference Call, Webcast
                            ------------------------
     Oklahoma City, May 21, 2004 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EDT, Wednesday, May 26 to discuss its interim second-quarter 2004 financial and operating activities, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com, or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #66921725. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.

                                       ###

Media Contact:             Debbie Schramm
                           Direct: 405-270-2877
                           Pager: 1-888-734-8294
                           dschramm@kmg.com


Investor Contact:          Rick Buterbaugh
                           Direct: 405-270-3561